UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2008

ETHANEX ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-129810	20-5458472
(Commission File Number)	(IRS Employer Identification No.)

14500 Parallel Road, Suite A, Basehor, KS	66007
(Address of Principal Place of Executive Offices)	(Zip Code)

(913) 721-5800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events

On January 11, 2008, Ethanex Energy, Inc. notified the NASDAQ that the Company’s Board of Directors had established a record date of January 21, 2008 to affect a one-for-ten reverse stock split of its outstanding common stock. The reverse stock split will be effective on the record date and the stock will begin trading on a post-split basis on January 22, 2008. The reverse stock split was previously approved by the by the Company’s shareholders at the annual meeting held on July 6, 2007.

Pursuant to the reverse stock split, each shareholder of record of the Company’s common stock on the record date of January 21, 2008 will become entitled to receive one new common share in exchange for every ten old common shares held by such shareholder.

No fractional shares will be issued in connection with the reverse stock split and, in lieu thereof, any fractional share shall be rounded up to the nearest whole share. The exercise price and the number of shares of common stock issuable under the Company’s outstanding options and warrants will be proportionately adjusted to reflect the reverse stock split.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 16, 2008.

ETHANEX ENERGY, INC.

By:	/s/ David J. McKittrick
David J. McKittrick Executive Vice President,
Chief Financial Officer